Exhibit 99.B(d)(23)

AMENDMENT TO

INVESTMENT SUB-ADVISORY AGREEMENT
SEI INSTITUTIONAL INTERNATIONAL TRUST

THIS AMENDMENT to the Investment Sub-Advisory Agreement for the SEI Institutional International Trust (“SIT”) between Neuberger Berman Fixed Income LLC (“NBFI”) and SEI Investments Management Corporation, a Delaware corporation (the “Adviser”), is made effective as of the [1st day of January 2016].

WHEREAS, NBFI and the Adviser previously entered into an Investment Sub-Advisory Agreement dated as of December 12, 2013 (the “Agreement”); and

WHEREAS, the parties desire to amend the contract to reflect NBFI’s change of name to Neuberger Berman Investment Advisers LLC (“NBIA”); and

WHEREAS, the parties desire to amend Schedule A of the Agreement to retain, with the approval of the Trust, NBIA to provide investment advisory services to the Adviser in connection with the management of the SIT International Equity and Emerging Markets Equity Funds; and

WHEREAS, the parties also desire to amend Schedule B of the Agreement; and

NOW, THEREFORE, the parties to this Amendment, intending to be legally bound, agree as follows:

1.   Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

2.   To the extent that the Agreement conflicts with this Amendment, the Amendment will control.

3.   All references in the Agreement to “Neuberger Berman Fixed Income LLC” are hereby deleted in their entirety and replaced with “Neuberger Berman Investment Advisers LLC”.

4.   Schedules A and B of the Agreement are hereby deleted and replaced with Schedules A and B attached hereto.

IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement on the date first above written.

Agreed and Accepted:

SEI Investments Management Corporation	Neuberger Berman Investment Advisers LLC (f/k/a Neuberger Berman Fixed Income LLC)

By:	By:

/s/ William T. Lawrence	/s/ Robert Conti

Name:	Name:

William T. Lawrence	Robert Conti

Title:	Title:

Vice President	MD

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Neuberger Berman Investment Advisers LLC
(f/k/a Neuberger Berman Fixed Income LLC)

As of December 12, 2013, as amended January 1, 2016

SEI INSTITUTIONAL INTERNATIONAL TRUST

Emerging Markets Debt Fund
International Equity Fund
Emerging Markets Equity Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Neuberger Berman Investment Advisers LLC
(f/k/a Neuberger Berman Fixed Income LLC)

As of December 12, 2013, as amended January 1, 2016

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional International Trust

[REDACTED]

International Equity Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional International Trust International Equity Fund and the average daily value of the Assets of any other international equity SEI mutual fund or account (each an “International Equity Fund”, collectively the “International Equity Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. Each International Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the International Equity Funds managed by Sub-Adviser (as set forth below).

[REDACTED]

As of the effective date of this Schedule B the International Equity Funds are as follows:

• SEI Institutional International Trust International Equity Fund; and

• Canada EAFE Equity Fund

Emerging Markets Equity Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional International Trust Emerging Markets Equity Fund and the average daily value of the Assets of any other emerging markets/global equity SEI mutual fund or account (each an “Emerging Markets/ Global Equity Fund”, collectively the “Emerging Markets/ Global Equity Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. Each Emerging Markets/ Global Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the Emerging Markets/ Global Equity Fund managed by Sub-Adviser (as set forth below).

[REDACTED]

As of the effective date of this Schedule B the Emerging Markets/ Global Equity Funds are as follows:

• SEI Institutional International Trust Emerging Markets Equity Fund;

• SEI Global Master Fund PLC The SEI Emerging Markets Equity Fund;

• (SEI Canada) Emerging Markets Equity Fund

Agreed and Accepted:

Neuberger Berman Investment Advisers LLC
SEI Investments Management Corporation	(f/k/a Neuberger Berman Fixed Income
LLC)

By:	By:

/s/ William T. Lawrence	/s/ Robert Conti

Name:	Name:

William T. Lawrence	Robert Conti

Title:	Title:

Vice President	MD